As filed with the Securities and Exchange Commission on May 2, 2005

Registration No. 333-106515

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MERCURY INTERACTIVE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	77-0224776
(State of other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

379 North Whisman Road
Mountain View, CA 94043
(650) 603-5200
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Susan J. Skaer
Vice President, General Counsel and Secretary
Mercury Interactive Corporation
379 North Whisman Road
Mountain View, CA 94043
(650) 603-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

Copies to:
Francis S. Currie
Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, CA 94025
(650) 752-2000

     Approximate date of commencement of proposed sale to the public: From time to time after the original effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐ ____

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐ ____

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

________________________

          Mercury Interactive Corporation hereby withdraws from registration $113,885,000 aggregate principal amount of the Zero Coupon Senior Convertible Notes due 2008 (including the underlying 2,203,231 shares of our common stock) registered for resale hereon which have not been sold during the time we have agreed to keep this Registration Statement Effective.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Mountain View, State of California, on this 2nd day of May, 2005.

MERCURY INTERACTIVE CORPORATION

By:	/s/ Susan J. Skaer
Name: Susan J. Skaer
Title: Vice President, General Counsel
and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities indicated on this 2nd day of May 2005.

	Signature	Title

	*	Chief Executive Officer and Chairman of the Board (Principal
	Amnon Landan	Executive Officer)

	*	Executive Vice President and Chief Financial Officer (Principal
	Douglas Smith	Financial Officer and Principal Accounting Officer)

	Brad Boston	Director

*
	Igal Kohavi	Director

*
	Clyde Ostler	Director

*
	Giora Yaron	Director

*
	Yair Shamir	Director

*
	Anthony Zingale	Director

By:	/s/ Susan J. Skaer
Susan J. Skaer
Attorney-In-Fact